Exhibit 99.1

NEWS RELEASE July 20, 2022

Contacts: Dan Schlanger, CFO
Ben Lowe, SVP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE REPORTS SECOND QUARTER 2022 RESULTS AND UPDATES OUTLOOK FOR FULL YEAR 2022
July 20, 2022 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") today reported results for the second quarter ended June 30, 2022 and updated its full year 2022 outlook to reflect improving operating conditions offset by increasing interest expense.

(dollars in millions, except per share amounts)	Current Full Year 2022 Outlook(a)	Full Year 2021 Actual	% Change	Previous Full Year 2022 Outlook(b)	Current Compared to Previous Outlook
Site rental revenues	$6,265	$5,719	10%	$6,265	$—
Income (loss) from continuing operations	$1,694	$1,158(c)	46%	$1,714	-$20
Income (loss) from continuing operations per share—diluted	$3.90	$2.67(c)	46%	$3.94	-$0.04
Adjusted EBITDA(d)	$4,352	$3,816	14%	$4,332	+$20
AFFO(d)	$3,201	$3,013	6%	$3,201	$—
AFFO per share(d)	$7.36	$6.95	6%	$7.36	$—
(a)Reflects midpoint of full year 2022 Outlook as issued on July 20, 2022.
(b)Reflects midpoint of full year 2022 Outlook as issued on April 20, 2022.
(c)Does not reflect the impact related to the ATO Settlement (as defined in the Form 8-K filed with the Securities and Exchange Commission on April 26, 2021 ("April 2021 8-K"), which is attributable to discontinued operations in the first quarter of 2021 as discussed in the April 2021 8-K.
(d)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
"We delivered another solid quarter of growth in the second quarter and once again increased our operating expectations for the full year 2022," stated Jay Brown, Crown Castle’s Chief Executive Officer. "Consistent with the last couple of decades, it is clear to us that the U.S. represents the highest growth and lowest risk market in the world for communications infrastructure ownership. We are busy supporting our customers as they have begun to upgrade their existing cell sites and deploy thousands of new sites on our macro towers as part of the first phase of the 5G build out, which drove 6% organic revenue growth in our Towers segment through the first half of this year. At the same time, 2022 represents an important transition year for our small cells and fiber business as we prepare to double the rate of expected small cell deployments next year when compared to the approximately 5,000 small cell nodes we expect to deploy this year. We believe our comprehensive offering of 40,000 towers, 115,000 small cells on air or under contract and 85,000 route miles of fiber provides shareholders with the most exposure to the development of next-generation wireless networks in the best market in the world and extends our opportunity to create value for our shareholders by delivering long-term annual dividend per share growth of 7% to 8%."
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RESULTS FOR THE QUARTER
The table below sets forth select financial results for the quarter ended June 30, 2022 and June 30, 2021.

(dollars in millions, except per share amounts)	Q2 2022	Q2 2021	Change	Change %
Site rental revenues	$1,567	$1,425	$142	10%
Income (loss) from continuing operations	$421	$333	$88	26%
Income (loss) from continuing operations per share—diluted	$0.97	$0.77	$0.20	26%
Adjusted EBITDA(a)	$1,078	$958	$120	13%
AFFO(a)	$783	$741	$42	6%
AFFO per share(a)	$1.80	$1.71	$0.09	5%
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
HIGHLIGHTS FROM THE QUARTER
•Site rental revenues. Site rental revenues grew 10%, or $142 million, from second quarter 2021 to second quarter 2022, inclusive of approximately $58 million in Organic Contribution to Site Rental Billings and a $75 million increase in straight-lined revenues. The $58 million in Organic Contribution to Site Rental Billings represents approximately 4.7% growth, comprised of approximately 7.8% growth from core leasing activity and contracted tenant escalations, net of approximately 3.1% from tenant non-renewals.
•Income from continuing operations. Income from continuing operations for the second quarter 2022 was $421 million compared to $333 million for the second quarter 2021.
•Adjusted EBITDA. Second quarter 2022 Adjusted EBITDA was $1.1 billion compared to $958 million for the second quarter 2021, representing 13% growth from the second quarter 2021 as a result of the growth in site rental revenues and higher services contribution.
•AFFO and AFFO per share. Second quarter 2022 AFFO was $783 million, or $1.80 per share, representing growth from the second quarter 2021 of 6% and 5%, respectively.
•Capital expenditures. Capital expenditures during the quarter were $303 million, comprised of $21 million of sustaining capital expenditures and $282 million of discretionary capital expenditures. Discretionary capital expenditures during the quarter primarily included approximately $235 million attributable to Fiber and approximately $42 million attributable to Towers.
•Common stock dividend. During the quarter, Crown Castle paid common stock dividends of approximately $637 million in the aggregate, or $1.47 per common share, an increase of approximately 11% on a per share basis compared to the same period a year ago.
HIGHLIGHTS SUBSEQUENT TO THE QUARTER
•Crown Castle International Corp. to change name to Crown Castle Inc. Crown Castle plans to change its corporate name to Crown Castle Inc., effective August 1, 2022, while its common stock will continue to trade under the ticker symbol "CCI" on the New York Stock Exchange.
•Financing activities. In July 2022, Crown Castle increased the commitments under its Senior Unsecured Revolving Credit Facility by $2 billion, for aggregate commitments of $7 billion, and extended the maturity date on its Senior Unsecured Credit Facility from June 2026 to July 2027.
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"We are excited about the growth in our business as our customers are deploying 5G at scale, which is resulting in meaningfully higher operating performance relative to our expectations at the beginning of the year," stated Dan Schlanger, Crown Castle’s Chief Financial Officer. "Although we expect the rapid rise in interest rates to prevent that outperformance from flowing through to additional AFFO growth this year, we believe our business and balance sheet will allow us to deliver compelling growth through various economic cycles. Our cost structure is largely fixed in nature, and we have taken deliberate steps to further strengthen our balance sheet position to where we sit today with nine years of weighted average term remaining and 85% fixed-rate debt. With significant liquidity following the increase in our Revolving Credit Facility to $7 billion and limited debt maturities through 2024, we are well positioned to pursue investment opportunities that are consistent with our strategy and support our ability to deliver attractive risk-adjusted returns through a combination of dividends and growth."
OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the SEC.
The following table sets forth Crown Castle's current outlook for full year 2022.

(in millions, except per share amounts)	Full Year 2022			Change to Midpoint from Previous Outlook(d)
Site rental revenues	$6,242	to	$6,287	$—
Site rental costs of operations(a)	$1,548	to	$1,593	$—
Income (loss) from continuing operations	$1,654	to	$1,734	-$20
Adjusted EBITDA(b)	$4,329	to	$4,374	+$20
Interest expense and amortization of deferred financing costs(c)	$680	to	$725	+$45
FFO(b)	$3,343	to	$3,388	-$15
AFFO(b)	$3,178	to	$3,223	$—
AFFO per share(b)	$7.31	to	$7.41	$—
(a)Exclusive of depreciation, amortization and accretion.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
(c)See reconciliation of "Components of Outlook for Interest Expense and Amortization of Deferred Financing Costs" for a discussion of non-cash interest expense.
(d)As issued on April 20, 2022.
•The increase to the midpoint of the full year 2022 Outlook for Adjusted EBITDA reflects a $20 million increase in expected services contribution.
•The full year 2022 Outlook for AFFO is unchanged, with the $20 million increase to the Outlook for Adjusted EBITDA combined with $25 million in lower expected sustaining capital expenditures and cash taxes offset by a $45 million increase to the expected full year interest expense resulting from higher expected interest rates.
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•The chart below reconciles the components of expected growth in site rental revenues from 2021 to 2022 of $535 million to $580 million, inclusive of Organic Contribution to Site Rental Billings during 2022 of $230 million to $270 million, or approximately 5%.

•The chart below reconciles the components of expected growth in AFFO from 2021 to 2022 of $165 million to $210 million.

Additional information is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of our website.
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CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Thursday, July 21, 2022, at 10:30 a.m. Eastern time to discuss its second quarter 2022 results. The conference call may be accessed by dialing 800-263-0877 and asking for the Crown Castle call (access code 7823263) at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at investor.crowncastle.com. Supplemental materials for the call have been posted on the Crown Castle website at investor.crowncastle.com.
A telephonic replay of the conference call will be available from 1:30 p.m. Eastern time on Thursday, July 21, 2022, through 1:30 p.m. Eastern time on Wednesday, October 19, 2022, and may be accessed by dialing 888-203-1112 and using access code 7823263. An audio archive will also be available on Crown Castle's website at investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.
ABOUT CROWN CASTLE
Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 85,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service - bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.
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Non-GAAP Financial Measures, Segment Measures and Other Calculations
This press release includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, and Organic Contribution to Site Rental Billings, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other real estate investment trusts ("REITs").
In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as site rental revenues and capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:
•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to income (loss) from continuing operations computed in accordance with GAAP as a measure of our performance.
•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations or rent free periods, the revenues or expenses are recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to income (loss) from continuing operations computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations or as residual cash flow available for discretionary investment.
•FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily real estate depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to income (loss) from continuing operations computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.
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•Organic Contribution to Site Rental Billings is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses Organic Contribution to Site Rental Billings to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, core leasing activities and tenant non-renewals in our core business, as well as to forecast future results. Organic Contribution to Site Rental Billings is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.
We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as income (loss) from continuing operations plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenues, straight-lined expenses, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding.
Funds from Operations. We define Funds from Operations as income (loss) from continuing operations plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to common stockholders.
FFO per share. We define FFO per share as FFO divided by diluted weighted-average common shares outstanding.
Organic Contribution to Site Rental Billings. We define Organic Contribution to Site Rental Billings as the sum of the change in GAAP site rental revenues related to core leasing activity and escalators, less non-renewals of tenant contracts.
Segment Measures
Segment site rental gross margin. We define segment site rental gross margin as segment site rental revenues less segment site rental costs of operations, excluding stock-based compensation expense and amortization of prepaid lease purchase price adjustments recorded in consolidated site rental costs of operations.
Segment services and other gross margin. We define segment services and other gross margin as segment services and other revenues less segment services and other costs of operations, excluding stock-based compensation expense recorded in consolidated services and other costs of operations.
Segment operating profit. We define segment operating profit as segment site rental gross margin plus segment services and other gross margin, and segment other operating (income) expense, less selling, general and administrative expenses attributable to the respective segment.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through allocations that management believes to be reasonable.
Other Calculations
Site rental billings. We define site rental billings as site rental revenues exclusive of the impacts from (1) straight-lined revenues, (2) amortization of prepaid rent in accordance with GAAP and (3) contribution from recent acquisitions until the one-year anniversary of such acquisitions.
Core leasing activity. We define core leasing activity as site rental revenues growth from tenant additions across our entire portfolio and renewals or extensions of tenant contracts, exclusive of the impacts from both straight-lined revenues and amortization of prepaid rent in accordance with GAAP.
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Non-renewals. We define non-renewals of tenant contracts as the reduction in site rental revenues as a result of tenant churn, terminations and, in limited circumstances, reductions of existing lease rates.
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They primarily consist of expansion or development of communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure in order to add new tenants for the first time or support subsequent tenant equipment augmentations or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants) and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relates to land assets under towers as we seek to manage our interests in the land beneath our towers), certain technology-related investments necessary to support and scale future customer demand for our communications infrastructure, and other capital projects.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures not otherwise categorized as discretionary capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.
The tables set forth on the following pages reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures.
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Reconciliations of Non-GAAP Financial Measures, Segment Measures and Other Calculations to Comparable GAAP Financial Measures:
Reconciliation of Historical Adjusted EBITDA:

	For the Three Months Ended		For the Six Months Ended			For the Twelve Months Ended
(in millions)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021		December 31, 2021
Income (loss) from continuing operations	$421	$333	$842	$455	(a)	$1,158	(a)
Adjustments to increase (decrease) income (loss) from continuing operations:
Asset write-down charges	9	6	23	9		21
Acquisition and integration costs	1	1	1	1		1
Depreciation, amortization and accretion	427	408	847	816		1,644
Amortization of prepaid lease purchase price adjustments	4	4	8	9		18
Interest expense and amortization of deferred financing costs(b)	165	161	329	330		657
(Gains) losses on retirement of long-term obligations	—	1	26	144		145
Interest income	—	(1)	(1)	(1)		(1)
Other (income) expense	2	5	4	12		21
(Benefit) provision for income taxes	5	6	11	13		21
Stock-based compensation expense	44	34	83	68		131
Adjusted EBITDA(c)(d)	$1,078	$958	$2,173	$1,856		$3,816
Reconciliation of Current Outlook for Adjusted EBITDA:

	Full Year 2022
(in millions)	Outlook(f)
Income (loss) from continuing operations	$1,654	to	$1,734
Adjustments to increase (decrease) income (loss) from continuing operations:
Asset write-down charges	$20	to	$30
Acquisition and integration costs	$1	to	$9
Depreciation, amortization and accretion	$1,650	to	$1,745
Amortization of prepaid lease purchase price adjustments	$16	to	$18
Interest expense and amortization of deferred financing costs(e)	$680	to	$725
(Gains) losses on retirement of long-term obligations	$25	to	$75
Interest income	$(3)	to	$(2)
Other (income) expense	$0	to	$5
(Benefit) provision for income taxes	$20	to	$28
Stock-based compensation expense	$135	to	$139
Adjusted EBITDA(c)(d)	$4,329	to	$4,374
(a)Does not reflect the impact related to the ATO Settlement (as defined in the April 2021 8-K), which is attributable to discontinued operations in the first quarter of 2021 as discussed in the April 2021 8-K.
(b)See reconciliation of "Components of Historical Interest Expense and Amortization of Deferred Financing Costs" for a discussion of non-cash interest expense.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definition of Adjusted EBITDA.
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)See reconciliation of "Components of Outlook for Interest Expense and Amortization of Deferred Financing Costs" for a discussion of non-cash interest expense.
(f)As issued on July 20, 2022.
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Reconciliation of Historical FFO and AFFO:

	For the Three Months Ended		For the Six Months Ended			For the Twelve Months Ended
(in millions, except per share amounts)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021		December 31, 2021
Income (loss) from continuing operations	$421	$333	$842	$455	(a)	$1,158	(a)
Real estate related depreciation, amortization and accretion	412	395	820	790		1,593
Asset write-down charges	9	6	23	9		21
FFO(b)(c)	$842	$734	$1,685	$1,254		$2,772
Weighted-average common shares outstanding—diluted	434	434	434	434		434
FFO per share(b)(c)	$1.94	$1.69	$3.88	$2.89		$6.39

FFO (from above)	$842	$734	$1,685	$1,254		$2,772
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(120)	(45)	(235)	(35)		(111)
Straight-lined expenses	19	20	37	39		76
Stock-based compensation expense	44	34	83	68		131
Non-cash portion of tax provision	(3)	(7)	2	—		1
Non-real estate related depreciation, amortization and accretion	15	13	27	26		51
Amortization of non-cash interest expense	4	4	7	6		13
Other (income) expense	2	5	4	12		21
(Gains) losses on retirement of long-term obligations	—	1	26	144		145
Acquisition and integration costs	1	1	1	1		1
Sustaining capital expenditures	(21)	(19)	(42)	(36)		(87)
AFFO(b)(c)	$783	$741	$1,595	$1,479		$3,013
Weighted-average common shares outstanding—diluted	434	434	434	434		434
AFFO per share(b)(c)	$1.80	$1.71	$3.67	$3.41		$6.95
(a)Does not reflect the impact related to the ATO Settlement (as defined in the April 2021 8-K), which is attributable to discontinued operations in the first quarter of 2021 as discussed in the April 2021 8-K.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO and AFFO, including per share amounts.
(c)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
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Reconciliation of Current Outlook for FFO and AFFO:

	Full Year 2022
(in millions, except per share amounts)	Outlook(a)
Income (loss) from continuing operations	$1,654	to	$1,734
Real estate related depreciation, amortization and accretion	$1,607	to	$1,687
Asset write-down charges	$20	to	$30
FFO(b)(c)	$3,343	to	$3,388
Weighted-average common shares outstanding—diluted(d)	435
FFO per share(b)(c)(d)	$7.69	to	$7.79

FFO (from above)	$3,343	to	$3,388
Adjustments to increase (decrease) FFO:
Straight-lined revenues	$(419)	to	$(399)
Straight-lined expenses	$56	to	$76
Stock-based compensation expense	$135	to	$139
Non-cash portion of tax provision	$0	to	$15
Non-real estate related depreciation, amortization and accretion	$43	to	$58
Amortization of non-cash interest expense	$5	to	$15
Other (income) expense	$0	to	$5
(Gains) losses on retirement of long-term obligations	$25	to	$75
Acquisition and integration costs	$1	to	$9
Sustaining capital expenditures	$(98)	to	$(78)
AFFO(b)(c)	$3,178	to	$3,223
Weighted-average common shares outstanding—diluted(d)	435
AFFO per share(b)(c)(d)	$7.31	to	$7.41
(a)As issued on July 20, 2022.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO and AFFO, including per share amounts.
(c)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(d)The assumption for diluted weighted-average common shares outstanding for full year 2022 Outlook is based on the diluted common shares outstanding as of June 30, 2022.
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For Comparative Purposes - Reconciliation of Previous Outlook for Adjusted EBITDA:

	Previously Issued
	Full Year 2022
(in millions)	Outlook(a)
Income (loss) from continuing operations	$1,674	to	$1,754
Adjustments to increase (decrease) income (loss) from continuing operations:
Asset write-down charges	$15	to	$25
Acquisition and integration costs	$0	to	$8
Depreciation, amortization and accretion	$1,650	to	$1,745
Amortization of prepaid lease purchase price adjustments	$16	to	$18
Interest expense and amortization of deferred financing costs(b)	$635	to	$680
(Gains) losses on retirement of long-term obligations	$25	to	$75
Interest income	$(1)	to	$0
Other (income) expense	$0	to	$5
(Benefit) provision for income taxes	$25	to	$33
Stock-based compensation expense	$135	to	$139
Adjusted EBITDA(c)(d)	$4,309	to	$4,354
For Comparative Purposes - Reconciliation of Previous Outlook for FFO and AFFO:

	Previously Issued
	Full Year 2022
(in millions, except per share amounts)	Outlook(a)
Income (loss) from continuing operations	$1,674	to	$1,754
Real estate related depreciation, amortization and accretion	$1,607	to	$1,687
Asset write-down charges	$15	to	$25
FFO(c)(d)	$3,358	to	$3,403
Weighted-average common shares outstanding—diluted(e)	435
FFO per share(c)(d)(e)	$7.72	to	$7.82

FFO (from above)	$3,358	to	$3,403
Adjustments to increase (decrease) FFO:
Straight-lined revenues	$(419)	to	$(399)
Straight-lined expenses	$56	to	$76
Stock-based compensation expense	$135	to	$139
Non-cash portion of tax provision	$0	to	$15
Non-real estate related depreciation, amortization and accretion	$43	to	$58
Amortization of non-cash interest expense	$5	to	$15
Other (income) expense	$0	to	$5
(Gains) losses on retirement of long-term obligations	$25	to	$75
Acquisition and integration costs	$0	to	$8
Sustaining capital expenditures	$(113)	to	$(93)
AFFO(c)(d)	$3,178	to	$3,223
Weighted-average common shares outstanding—diluted(e)	435
AFFO per share(c)(d)(e)	$7.31	to	$7.41
(a)As issued on April 20, 2022.
(b)See reconciliation of "Components of Outlook for Interest Expense and Amortization of Deferred Financing Costs" for a discussion of non-cash interest expense.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of Adjusted EBITDA as well as FFO and AFFO, including per share amounts
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)The assumption for diluted weighted-average common shares outstanding for full year 2022 Outlook is based on the diluted common shares outstanding as of June 30, 2022.
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News Release continued:	Page 13
Components of Changes in Site Rental Revenues for the Quarters Ended June 30, 2022 and 2021:

	Three Months Ended June 30,
(dollars in millions)	2022	2021
Components of changes in site rental revenues:(a)
Prior year site rental billings(b)	$1,245	$1,181

Core leasing activity(b)	75	82
Escalators	22	23
Non-renewals(b)	(39)	(43)
Organic Contribution to Site Rental Billings(b)	58	62
Impact from straight-lined revenues associated with fixed escalators	120	45
Impact from prepaid rent amortization	143	136
Acquisitions(c)	1	1
Other	—	—
Total GAAP site rental revenues	$1,567	$1,425

Year-over-year changes in revenues:
Reported GAAP site rental revenues	10.0%
Contribution from core leasing and escalators(b)(d)	7.8%
Organic Contribution to Site Rental Billings(b)(e)	4.7%
Components of Changes in Site Rental Revenues for Full Year 2022 Outlook:

(dollars in millions)	Current Full Year 2022 Outlook(f)
Components of changes in site rental revenues:(a)
Prior year site rental billings(b)	$5,048

Core leasing activity(b)	$320	to	$350
Escalators	$95	to	$105
Non-renewals(b)	$(195)	to	$(175)
Organic Contribution to Site Rental Billings(b)	$230	to	$270
Impact from straight-lined revenues associated with fixed escalators	$399	to	$419
Impact from prepaid rent amortization	$560	to	$570
Acquisitions(c)	—
Other	—
Total GAAP site rental revenues	$6,242	to	$6,287

Year-over-year changes in revenues:
Reported GAAP site rental revenues	9.5%(g)
Contribution from core leasing and escalators(b)(d)	8.6%(g)
Organic Contribution to Site Rental Billings(b)(e)	5.0%(g)
(a)Additional information regarding our site rental revenues, including projected revenues from tenant contracts, straight-lined revenues and prepaid rent is available in our quarterly Supplemental Information Package posted in the Investors section of our website.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of site rental billings, core leasing activity, non-renewals and Organic Contribution to Site Rental Billings.
(c)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings until the one-year anniversary of such acquisitions.
(d)Calculated as the percentage change from prior year site rental billings compared to the sum of core leasing and escalators for the current period.
(e)Calculated as the percentage change from prior year site rental billings compared to Organic Contribution to Site Rental Billings for the current period.
(f)As issued on July 20, 2022.
(g)Calculated based on midpoint of full year 2022 Outlook.
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News Release continued:	Page 14
Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	For the Three Months Ended
(in millions)	June 30, 2022	June 30, 2021
Interest expense on debt obligations	$161	$157
Amortization of deferred financing costs and adjustments on long-term debt, net	7	7
Capitalized interest	(3)	(3)
Interest expense and amortization of deferred financing costs	$165	$161
Components of Outlook for Interest Expense and Amortization of Deferred Financing Costs:

(in millions)	Current Full Year 2022 Outlook(a)			Previous Full Year 2022 Outlook(b)
Interest expense on debt obligations	$682	to	$702	$637	to	$657
Amortization of deferred financing costs and adjustments on long-term debt, net	$25	to	$30	$25	to	$30
Capitalized interest	$(20)	to	$(15)	$(20)	to	$(15)
Interest expense and amortization of deferred financing costs	$680	to	$725	$635	to	$680
(a)As issued on July 20, 2022.
(b)As issued on April 20, 2022.

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News Release continued:	Page 15
Debt Balances and Maturity Dates as of June 30, 2022:

(in millions)	Face Value	Final Maturity
Cash, cash equivalents and restricted cash	$446

Secured Notes, Series 2009-1, Class A-2(a)	50	Aug. 2029
Tower Revenue Notes, Series 2015-2(b)	700	May 2045
Tower Revenue Notes, Series 2018-2(b)	750	July 2048
Finance leases and other obligations	235	Various
Total secured debt	$1,735
2016 Revolver(c)(d)	1,150	July 2027
2016 Term Loan A(c)	1,207	July 2027
Commercial Paper Notes(e)	952	Various
3.150% Senior Notes	750	July 2023
3.200% Senior Notes	750	Sept. 2024
1.350% Senior Notes	500	July 2025
4.450% Senior Notes	900	Feb. 2026
3.700% Senior Notes	750	June 2026
1.050% Senior Notes	1,000	July 2026
2.900% Senior Notes	750	Mar. 2027
4.000% Senior Notes	500	Mar. 2027
3.650% Senior Notes	1,000	Sept. 2027
3.800% Senior Notes	1,000	Feb. 2028
4.300% Senior Notes	600	Feb. 2029
3.100% Senior Notes	550	Nov. 2029
3.300% Senior Notes	750	July 2030
2.250% Senior Notes	1,100	Jan. 2031
2.100% Senior Notes	1,000	Apr. 2031
2.500% Senior Notes	750	July 2031
2.900% Senior Notes	1,250	Apr. 2041
4.750% Senior Notes	350	May 2047
5.200% Senior Notes	400	Feb. 2049
4.000% Senior Notes	350	Nov. 2049
4.150% Senior Notes	500	July 2050
3.250% Senior Notes	900	Jan. 2051
Total unsecured debt	$19,709
Total net debt	$20,998
(a)The Senior Secured Notes, 2009-1, Class A-2 principal amortizes over a period ending in August 2029.
(b)If the respective series of Tower Revenue Notes are not paid in full on or prior to an applicable anticipated repayment date, then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, 2015-2 and 2018-2 have anticipated repayment dates in 2025 and 2028, respectively. Notes are prepayable at par if voluntarily repaid within eighteen months of maturity; earlier prepayment may require additional consideration.
(c)Gives effect to the July 2022 amendment to the credit agreement governing the Senior Unsecured Credit Facility ("2022 Credit Agreement Amendment").
(d)As of June 30, 2022, after giving effect to the 2022 Credit Agreement Amendment, the undrawn availability under the $7.0 billion 2016 Revolver was $5.8 billion.
(e)As of June 30, 2022, the Company had $1.0 billion available for issuance under the $2.0 billion unsecured commercial paper program. The maturities of the Commercial Paper Notes, when outstanding, may vary but may not exceed 397 days from the date of issue.
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News Release continued:	Page 16
Net Debt to Last Quarter Annualized Adjusted EBITDA Calculation:

(dollars in millions)	For the Three Months Ended June 30, 2022
Total face value of debt	$21,444
Less: Ending cash, cash equivalents and restricted cash	446
Total Net Debt	$20,998

Adjusted EBITDA for the three months ended June 30, 2022	$1,078
Last quarter annualized Adjusted EBITDA	4,312
Net Debt to Last Quarter Annualized Adjusted EBITDA	4.9	x
Components of Capital Expenditures:(a)

	For the Three Months Ended
(in millions)	June 30, 2022				June 30, 2021
	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$15	$—	$—	$15	$21	$—	$—	$21
Communications infrastructure improvements and other capital projects	27	235	5	267	39	223	6	268
Sustaining	3	12	6	21	3	12	4	19
Total	$45	$247	$11	$303	$63	$235	$10	$308

	For the Six Months Ended
(in millions)	June 30, 2022				June 30, 2021
	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$25	$—	$—	$25	$35	$—	$—	$35
Communications infrastructure improvements and other capital projects	62	444	11	517	73	449	16	538
Sustaining	5	25	12	42	6	23	7	36
Total	$92	$469	$23	$584	$114	$472	$23	$609
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further discussion of our components of capital expenditures.
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News Release continued:	Page 17
Cautionary Language Regarding Forward-Looking Statements
This news release contains forward-looking statements and information that are based on our management's current expectations as of the date of this news release. Statements that are not historical facts are hereby identified as forward-looking statements. In addition, words such as "estimate," "see," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," "continue," "target," "focus," and any variations of these words and similar expressions are intended to identify forward-looking statements. Such statements include our full year 2022 Outlook and plans, projections, and estimates regarding (1) potential benefits, growth, returns, capabilities, opportunities and shareholder value which may be derived from our business, strategy, risk profile, assets and customer solutions, investments, acquisitions and dividends, (2) our business, strategy, strategic position, business model and capabilities and the strength thereof, (3) 5G deployment in the United States and our customers' strategy and plans with respect thereto and demand for our assets and solutions created by such deployment and our customers' strategy and plans, (4) our long- and short-term prospects and the trends, events and industry activities impacting our business, (5) opportunities we see to deliver value to our shareholders, (6) our dividends (including timing of payment thereof), dividend targets, dividend payout ratio, and our long- and short-term dividend (including on a per share basis) growth rate, and its driving factors, (7) our debt and debt maturities, (8) cash flows, including growth thereof, (9) leasing environment and the leasing activity we see in our business (including with respect to our Towers segment), and benefits and opportunities created thereby, (10) tenant non-renewals, including the impact and timing thereof, (11) capital expenditures, including sustaining and discretionary capital expenditures, the timing and funding thereof and any benefits that may result therefrom, (12) revenues and growth thereof (including with respect to our Towers business) and benefits derived therefrom, (13) Income (loss) from continuing operations (including on a per share basis), (14) Adjusted EBITDA, including components thereof and growth thereof, (15) costs and expenses, including interest expense (and the increase thereof) and amortization of deferred financing costs, (16) FFO (including on a per share basis) and growth thereof, (17) AFFO (including on a per share basis) and its components and growth thereof and corresponding driving factors, (18) Organic Contribution to Site Rental Billings and its components, including growth thereof and contributions therefrom, (19) our weighted-average common shares outstanding (including on a diluted basis) and growth thereof, (20) site rental revenues and the growth thereof, (21) annual small cell deployment and the impacts therefrom, including its driving factors, (22) prepaid rent, including the additions and the amortization and growth thereof, (23) the strength of the U.S. market for communications infrastructure ownership, (24) the strength of our balance sheet, (25) the utility of certain financial measures, including non-GAAP financial measures, (26) investment opportunities and the benefits that may be derived therefrom, (27) interest rates, including the increase thereof, and the impacts therefrom, (28) our liquidity, (29) the change to our corporate name, including the timing thereof, (30) our operating conditions and expectations and (31) services contribution. All future dividends are subject to declaration by our board of directors.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and the following:
•Our business depends on the demand for our communications infrastructure, driven primarily by demand for data, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in the amount or change in the mix of network investment by our tenants may materially and adversely affect our business (including reducing demand for our communications infrastructure or services).
•A substantial portion of our revenues is derived from a small number of tenants, and the loss, consolidation or financial instability of any of such tenants may materially decrease revenues or reduce demand for our communications infrastructure and services.
•The expansion or development of our business, including through acquisitions, increased product offerings or other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results.
•Our Fiber segment has expanded rapidly, and the Fiber business model contains certain differences from our Towers business model, resulting in different operational risks. If we do not successfully operate our Fiber business model or identify or manage the related operational risks, such operations may produce results that are lower than anticipated.
•Failure to timely, efficiently and safely execute on our construction projects could adversely affect our business.
•New technologies may reduce demand for our communications infrastructure or negatively impact our revenues.
•If we fail to retain rights to our communications infrastructure, including the rights to land under our towers and the right-of-way and other agreements related to our small cells and fiber, our business may be adversely affected.
•Our services business has historically experienced significant volatility in demand, which reduces the predictability of our results.
•If radio frequency emissions from wireless handsets or equipment on our communications infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.
•Cybersecurity breaches or other information technology disruptions could adversely affect our operations, business and reputation.
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News Release continued:	Page 18
•Our business may be adversely impacted by climate-related events, natural disasters, including wildfires, and other unforeseen events.
•The impact of COVID-19 and related risks could materially affect our financial position, results of operations and cash flows.
•As a result of competition in our industry, we may find it more difficult to negotiate favorable rates on our new or renewing tenant contracts.
•New wireless technologies may not deploy or be adopted by tenants as rapidly or in the manner projected.
•Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.
•We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.
•Sales or issuances of a substantial number of shares of our common stock or securities convertible into shares of our common stock may adversely affect the market price of our common stock.
•Certain provisions of our restated certificate of incorporation, amended and restated by-laws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.
•If we fail to comply with laws or regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.
•Future dividend payments to our stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then current economic, credit market or equity market conditions will impact the availability or cost of such financing, which may hinder our ability to grow our per share results of operations.
•Remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the U.S. Internal Revenue Code. Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.
•Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.
•REIT related ownership limitations and transfer restrictions may prevent or restrict certain transfers of our capital stock.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC. Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.
As used in this release, the term "including," and any variation thereof, means "including without limitation."
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News Release continued:	Page 19

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (Amounts in millions, except par values)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$281	$292
Restricted cash	160	169
Receivables, net	516	543
Prepaid expenses	158	105
Other current assets	175	145
Total current assets	1,290	1,254
Deferred site rental receivables	1,796	1,588
Property and equipment, net	15,219	15,269
Operating lease right-of-use assets	6,663	6,682
Goodwill	10,087	10,078
Other intangible assets, net	3,822	4,046
Other assets, net	136	123
Total assets	$39,013	$39,040

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$230	$246
Accrued interest	180	182
Deferred revenues	701	776
Other accrued liabilities	342	401
Current maturities of debt and other obligations	70	72
Current portion of operating lease liabilities	348	349
Total current liabilities	1,871	2,026
Debt and other long-term obligations	21,212	20,557
Operating lease liabilities	6,017	6,031
Other long-term liabilities	2,052	2,168
Total liabilities	31,152	30,782
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value; 1,200 shares authorized; shares issued and outstanding: June 30, 2022—433 and December 31, 2021—432	4	4
Additional paid-in capital	18,050	18,011
Accumulated other comprehensive income (loss)	(5)	(4)
Dividends/distributions in excess of earnings	(10,188)	(9,753)
Total equity	7,861	8,258
Total liabilities and equity	$39,013	$39,040
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News Release continued:	Page 20

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (Amounts in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenues:
Site rental	$1,567	$1,425	$3,143	$2,794
Services and other	167	158	333	274
Net revenues	1,734	1,583	3,476	3,068
Operating expenses:
Costs of operations:(a)
Site rental	402	389	798	770
Services and other	112	105	225	186
Selling, general and administrative	190	169	371	333
Asset write-down charges	9	6	23	9
Acquisition and integration costs	1	1	1	1
Depreciation, amortization and accretion	427	408	847	816
Total operating expenses	1,141	1,078	2,265	2,115
Operating income (loss)	593	505	1,211	953
Interest expense and amortization of deferred financing costs	(165)	(161)	(329)	(330)
Gains (losses) on retirement of long-term obligations	—	(1)	(26)	(144)
Interest income	—	1	1	1
Other income (expense)	(2)	(5)	(4)	(12)
Income (loss) before income taxes	426	339	853	468
Benefit (provision) for income taxes	(5)	(6)	(11)	(13)
Income (loss) from continuing operations	421	333	842	455
Discontinued operations:
Net gain (loss) from disposal of discontinued operations, net of tax	—	1	—	(62)
Income (loss) from discontinued operations, net of tax	—	1	—	(62)
Net income (loss)	$421	$334	$842	$393

Net income (loss), per common share:
Income (loss) from continuing operations, basic	$0.97	$0.77	$1.95	$1.05
Income (loss) from discontinued operations, basic	—	—	—	(0.14)
Net income (loss), basic	$0.97	$0.77	$1.95	$0.91
Income (loss) from continuing operations, diluted	$0.97	$0.77	$1.94	$1.04
Income (loss) from discontinued operations, diluted	—	—	—	(0.14)
Net income (loss), diluted	$0.97	$0.77	$1.94	$0.90

Weighted-average common shares outstanding:
Basic	433	432	433	432
Diluted	434	434	434	434
(a)Exclusive of depreciation, amortization and accretion shown separately.
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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (In millions of dollars)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Income (loss) from continuing operations	$842	$455
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	847	816
(Gains) losses on retirement of long-term obligations	26	144
Amortization of deferred financing costs and other non-cash interest, net	7	6
Stock-based compensation expense	83	67
Asset write-down charges	23	9
Deferred income tax (benefit) provision	1	3
Other non-cash adjustments, net	3	14
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(232)	(56)
Decrease (increase) in assets	(263)	(87)
Net cash provided by (used for) operating activities	1,337	1,371
Cash flows from investing activities:
Capital expenditures	(584)	(609)
Payments for acquisitions, net of cash acquired	(15)	(15)
Other investing activities, net	(10)	8
Net cash provided by (used for) investing activities	(609)	(616)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	748	3,985
Principal payments on debt and other long-term obligations	(36)	(1,038)
Purchases and redemptions of long-term debt	(1,274)	(1,789)
Borrowings under revolving credit facility	2,050	580
Payments under revolving credit facility	(1,565)	(870)
Net borrowings (repayments) under commercial paper program	687	(210)
Payments for financing costs	(8)	(39)
Purchases of common stock	(63)	(68)
Dividends/distributions paid on common stock	(1,287)	(1,163)
Net cash provided by (used for) financing activities	(748)	(612)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(20)	143
Effect of exchange rate changes on cash	—	1
Cash, cash equivalents, and restricted cash at beginning of period	466	381
Cash, cash equivalents, and restricted cash at end of period	$446	$525
Supplemental disclosure of cash flow information:
Interest paid	324	344
Income taxes paid	9	13
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News Release continued:	Page 22

CROWN CASTLE INTERNATIONAL CORP. SEGMENT OPERATING RESULTS (UNAUDITED) (In millions of dollars)

SEGMENT OPERATING RESULTS
	Three Months Ended June 30, 2022				Three Months Ended June 30, 2021
	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$1,078	$489		$1,567	$952	$473		$1,425
Segment services and other revenues	164	3		167	154	4		158
Segment revenues	1,242	492		1,734	1,106	477		1,583
Segment site rental costs of operations	232	162		394	221	161		382
Segment services and other costs of operations	107	2		109	100	3		103
Segment costs of operations(a)(b)	339	164		503	321	164		485
Segment site rental gross margin(c)	846	327		1,173	731	312		1,043
Segment services and other gross margin(c)	57	1		58	54	1		55
Segment selling, general and administrative expenses(b)	28	46		74	26	44		70
Segment operating profit(c)	875	282		1,157	759	269		1,028
Other selling, general and administrative expenses(b)			$79	79			$70	70
Stock-based compensation expense			44	44			34	34
Depreciation, amortization and accretion			427	427			408	408
Interest expense and amortization of deferred financing costs			165	165			161	161
Other (income) expenses to reconcile to income (loss) before income taxes(d)			16	16			16	16
Income (loss) before income taxes				$426				$339

FIBER SEGMENT SITE RENTAL REVENUES SUMMARY
	Three Months Ended June 30,
	2022			2021
	Fiber Solutions	Small Cells	Total	Fiber Solutions	Small Cells	Total
Site rental revenues	$333	$156	$489	$329	$144	$473
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense of $7 million and $5 million for the three months ended June 30, 2022 and 2021, respectively, (2) prepaid lease purchase price adjustments of $4 million for each of the the three months ended June 30, 2022 and 2021. Selling, general and administrative expenses exclude stock-based compensation expense of $37 million and $29 million for the three months ended June 30, 2022 and 2021, respectively.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.
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News Release continued:	Page 23

SEGMENT OPERATING RESULTS
	Six Months Ended June 30, 2022				Six Months Ended June 30, 2021
	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$2,153	$990		$3,143	$1,847	$947		$2,794
Segment services and other revenues	327	6		333	265	9		274
Segment revenues	2,480	996		3,476	2,112	956		3,068
Segment site rental costs of operations	458	323		781	433	322		755
Segment services and other costs of operations	216	4		220	175	6		181
Segment costs of operations(a)(b)	674	327		1,001	608	328		936
Segment site rental gross margin(c)	1,695	667		2,362	1,414	625		2,039
Segment services and other gross margin(c)	111	2		113	90	3		93
Segment selling, general and administrative expenses(b)	56	93		149	51	89		140
Segment operating profit(c)	1,750	576		2,326	1,453	539		1,992
Other selling, general and administrative expenses(b)			$153	153			$136	136
Stock-based compensation expense			83	83			68	68
Depreciation, amortization and accretion			847	847			816	816
Interest expense and amortization of deferred financing costs			329	329			330	330
Other (income) expenses to reconcile to income (loss) before income taxes(d)			61	61			174	174
Income (loss) before income taxes				$853				$468

FIBER SEGMENT SITE RENTAL REVENUES SUMMARY
	Six Months Ended June 30,
	2022			2021
	Fiber Solutions	Small Cells	Total	Fiber Solutions	Small Cells	Total
Site rental revenues	$679	$311	$990	$659	$288	$947
(a)    Exclusive of depreciation, amortization and accretion shown separately.
(b)    Segment costs of operations exclude (1) stock-based compensation expense of $14 million and $11 million for the six months ended June 30, 2022 and 2021, respectively, and (2) prepaid lease purchase price adjustments of $8 million and $9 million for the six months ended June 30, 2022 and 2021, respectively. Selling, general and administrative expenses exclude stock-based compensation expense of $69 million and $57 million for the six months ended June 30, 2022 and 2021, respectively.
(c) See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)    See condensed consolidated statement of operations for further information.
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